Exhibit 99.1
Livongo Announces Preliminary First Quarter 2020 Revenue; Exceeds Previously Announced Guidance
First Quarter 2020 Earnings Conference Call Scheduled for May 6, 2020
MOUNTAIN VIEW, Calif. —April 7, 2020 — Livongo Health, Inc., (Nasdaq: LVGO) today announced a preliminary financial result for the first quarter of fiscal year 2020.
Livongo now expects revenue for the first quarter of 2020 to be in the range of $65.5 million to $66.5 million, versus prior guidance of $60.0 million to $62.0 million. This financial result for the first quarter of fiscal 2020 is preliminary and subject to change in connection with the completion of the company’s quarter-end closing process and the preparation of the unaudited financial statements for the first quarter of 2020. The company continues to closely monitor the situation relating to the COVID-19 virus and any potential impact it could have on Clients and Members.
“We began 2020 well positioned to pursue our mission of empowering people with chronic conditions to live better and healthier lives, and now more than ever, our efforts are necessary to support our Members and Clients through the COVID-19 pandemic,” said Zane Burke, Chief Executive Officer of Livongo. “Our record Client launches of over 620 in the first quarter and Member enrollment are ahead of expectations and we continue to see strong demand in our pipeline. Livongo is in the unique position of providing assistance to some of the most vulnerable populations, people with chronic conditions, and according to last week’s CDC report, 78 percent of people who were admitted to the intensive care unit due to COVID-19 had at least one pre-existing health condition1. Livongo’s remote monitoring and 24/7 telehealth capabilities provide a world-class health and care experience that empowers people to stay healthy, at-home, and out of harm’s way.”
Livongo management will hold a conference call on Wednesday, May 6, 2020, at 4:30 p.m. Eastern Time to discuss results for the first quarter ended March 31, 2020 and forward guidance, which will also be issued in a press release after close of the U.S. stock market.
All interested parties may dial 270-215-9499 and reference “Livongo” to listen to the quarterly conference call. Participants may join the webcast here. A replay of the call will be available via webcast for on-demand listening shortly after completion of the call on the Investor Relations section of the company’s website, www.livongo.com, and will remain available for approximately 90 days.
About Livongo
Livongo empowers people with chronic conditions to live better and healthier lives, beginning with diabetes and now including hypertension, weight management, diabetes prevention, and behavioral health. Livongo pioneered the category of Applied Health Signals to offer Members clinically-based insights that focus on the whole person and make it easier to stay healthy. Using its AI+AI engine, Livongo’s team of data scientists aggregate and interpret substantial amounts of health data and information to create actionable, personalized and timely health signals delivered to Livongo Members exactly when and where they need them. The Livongo approach delivers better clinical and financial outcomes while creating a different and better

150 West Evelyn Ave, Suite 150, Mountain View, CA 94041 (866) 435-5643 livongo.com experience for people with chronic conditions. For more information, visit: www.livongo.com or engage with Livongo on LinkedIn or Twitter.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Livongo’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Livongo’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding Livongo’s ability to grow and expand its platform, number of clients, number of members, and anticipated enrollment rates, Livongo’s ability to provide a world-class health and care experience for members during the COVID-19 pandemic, Livongo’s expectations regarding pipeline demand, and Livongo’s future financial and operating performance, including its anticipated revenue for the first quarter of fiscal 2020. Livongo’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks regarding Livongo’s ability to retain clients and sell additional solutions to new and existing clients, Livongo’s ability to attract and enroll new members, the growth and success of Livongo’s partners and reseller relationships, Livongo’s ability to estimate the size of its target market, uncertainty in the healthcare regulatory environment, the impact of the COVID-19 pandemic on Livongo’s business and general economic conditions, and Livongo’s future financial performance, including trends in revenue, costs of revenue, gross profit or gross margin, operating expenses, paying clients, and free cash flow. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Livongo’s filings with the Securities and Exchange Commission, including Livongo’s Annual Report on Form 10-K for the year ended December 31, 2019. Livongo’s SEC filings are available on the Investor Relations section of Livongo’s website at ir.livongo.com and on the SEC’s website at www.sec.gov. The forward-looking statements in this release are based on information available to Livongo as of the date hereof, and Livongo disclaims any obligation to update any forward-looking statements, except as required by law.
Investor Contact:
John Hallock
Investor-relations@livongo.com
617-615-7712

Media Contact:
Jake Mazanke
Press@livongo.com
630-640-5253
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1 Preliminary Estimates of the Prevalence of Selected Underlying Health Conditions Among Patients with Coronavirus Disease 2019 - United States, February 12-March 28, 2020. MMWR Morb Mortal Wkly Rep 2020;69:382-386. DOI: http://dx.doi.org/10.15585/mmwr.mm6913e2external icon

150 West Evelyn Ave, Suite 150, Mountain View, CA 94041 (866) 435-5643 livongo.com